Exhibit 99.1

Entero Therapeutics, Inc. Announces Reverse Stock Split

BOCA RATON, FL, August 14, 2025 – Entero Therapeutics, Inc. (the “Company”) (NASDAQ: ENTO), a clinical-stage biopharmaceutical company specializing in the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases, announced that, it will effect a 1 for 3 reverse stock split of its common stock. The Company expects its common stock to begin trading on a split-adjusted basis on the Nasdaq Capital Market as of the commencement of trading on August 18, 2025.

The reverse stock split was approved by the Board of Directors and shareholders of the Company and is being implemented as part of a plan by the Company to regain compliance with the continued listing requirement under Nasdaq Listing Rule 5550(a)(2), which requires maintenance of a minimum bid price of $1.00 per share for continued listing on the Nasdaq Capital Market.

At the effective time of the reverse stock split, every 3 shares of the Company’s common stock issued and outstanding will be combined into one share of common stock issued and outstanding. This will reduce the Company’s outstanding common stock from approximately 4.77 million shares to approximately 1.59 million shares. No fractional shares of Common Stock will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to receive cash (without interest) in lieu of fractional shares.

Richard Paolone, the Company’s Interim Chief Executive Officer, commented, “The reverse split is a necessary step in our efforts to maintain our listing on the Nasdaq market. The visibility and credibility that comes with a Nasdaq listing is an important component in our efforts to enhance shareholder value.”

About Entero Therapeutics, Inc.

Entero Therapeutics, Inc., is a late clinical-stage biopharmaceutical company focused on the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases. The Company’s programs address significant unmet needs in GI health and comprise development of Adrulipase, a recombinant lipase enzyme designed to enable the digestion of fats and other nutrients in cystic fibrosis and chronic pancreatitis patients with exocrine pancreatic insufficiency. For more information visit www.enterothera.com.

Forward Looking Statements

This press release contains “forward-looking statements” Forward-looking statements reflect our current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release except as may be required under applicable securities law.

For further information, please contact:

Entero Therapeutics, Inc.

777 Yamato Road, Suite 502

Boca Raton, FL 33431

Phone: (561) 589-7020

info@enterothera.com

Investor contact information:

Entero Investor Relations

investors@enterothera.com